Exhibit 99.1

ImClone Systems

Incorporated

180 Varick Street New York, NY 10014 Tel: (212) 645-1405 Fax: (212) 645-2054 www.imclone.com

ImClone Systems Incorporated
Investors:	Media:
Andrea F. Rabney	David M. F. Pitts
(646) 638-5058	(646) 638-5058
Stefania Bethlen
(646) 638-5058

IMCLONE SYSTEMS APPOINTS ALEX DENNER, Ph.D., TO
BOARD OF DIRECTORS

Board of Directors Approves Amendment to Stockholder Rights Plan

New York, NY – May 2, 2006 – ImClone Systems Incorporated (NASDAQ: IMCL) announced today the appointment of Alex Denner, Ph.D., to the Company’s Board of Directors as well as the approval of an amendment to ImClone Systems’ Stockholder Rights Plan.

“Alex Denner has a strong background in biotechnology and biotechnology investment and is known to the Company through his role within the investment community,” stated David M. Kies, Chairman of ImClone Systems’ Board of Directors. “Alex is extremely knowledgeable about the Company and our products and we expect he will make important contributions to the Board as it considers the Company’s strategic direction.”

Dr. Denner is currently a portfolio manager at Viking Global Investors, one of ImClone Systems’ largest shareholders. Prior to joining Viking, he was a portfolio manager at Morgan Stanley Investment Management for the Health Sciences Trust Fund and the Biotechnology Fund. Dr. Denner served in a variety of positions at Morgan Stanley Investment Management and its predecessor companies including healthcare group head, healthcare sector leader, and biotechnology research analyst. He has also worked at the MITRE Corporation and the Charles Stark Draper Laboratory. Dr. Denner performed research in biomedical engineering at Yale University where he was awarded a Ph.D. degree. He has an undergraduate degree from the Massachusetts Institute of Technology.

The Company also announced today that its Board of Directors has approved an amendment to ImClone Systems’ Stockholder Rights Plan, including an increase in the plan’s triggering threshold from 15% to 19.9%. The amendment also provides that the rights will generally not apply to a fully-financed, all-cash tender offer for all outstanding shares of Common Stock after the offer has remained open for at least 90 days and satisfies other criteria.

The decisions to add Dr. Denner to the Board and to amend the Stockholder Rights Plan follow discussions with one of the Company’s shareholders, Carl Icahn.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors. ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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